EXHIBIT 99.1

Conversion Services International receives notice from AMEX that securities are subject to delisting; plans to file appeal

EAST HANOVER, N.J. (January 29, 2007) - - On January 25, 2007, Conversion Services International, Inc. (AMEX: CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, received notice from the Staff of the American Stock Exchange indicating that the Company is not in compliance with the Exchange’s continued listing standards due to the Company's inability to maintain compliance with certain AMEX continued listing requirements, as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the AMEX Company Guide and its plan of compliance submitted in July 2006, and that its securities are subject to be delisted from the Exchange. The Company received notice on June 29, 2006, from the Staff indicating that the Company was below certain of the Exchange's continued listing standards. The Company was afforded the opportunity to submit a plan of compliance to the Exchange; and on July 31, 2006, the Company presented its plan to the Exchange. On September 26, 2006, the Exchange notified the Company that it accepted the Company's plan of compliance and granted the Company an extension until December 28, 2007, to regain compliance with the continued listing standards.

The Company plans to file an appeal of this determination and to request a hearing before a committee of the Exchange. Once filed, the appeal automatically stays the delisting of the Company’s common stock pending a hearing date and the Exchange’s decision.  The time and place of such a hearing will be determined by the Exchange.   There can be no assurance that the Company’s request for continued listing will be granted. If the committee does not grant the relief sought by the Company, its securities will be delisted from the Exchange and may continue to be quoted on the OTC Bulletin Board.

The Company disclosed its previous AMEX notice and circumstances relating to its current listing deficiency in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2006. Readers of this press release are urged to read carefully the Company's public announcements and regulatory filings with the SEC, including the press releases and the Current Reports on Form 8-K filed with the SEC dated July 7, 2006, and September 27, 2006.

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, and Pfizer. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Contact:
Tracee Lee Beebe
Marketing & Communications
Conversion Services International, Inc.
973-560-9400
tbeebe@csiwhq.com